                                                                   EXHIBIT 10.11

                              3800 BUFFALO SPEEDWAY

                                 LEASE AGREEMENT

                                 by and between

                              GREENWAY PLAZA, LTD.

                                       and

                 UNITED SAVINGS ASSOCIATION OF THE SOUTHWEST FSB

                           Executed November 20, 1990

                                   LEASE BRIEF


REAL ESTATE BROKERS:      Rollie Andre and Dan Bellow

                          Henry S. Miller/Grubb & Ellis .................................     626-8888

LANDLORD:                 Greenway Plaza, Ltd., A Texas Limited Partnership

LANDLORD CONTACT:         Neil Tofsky, Senterra Development .............................     965-2900

MANAGING AGENT:           Senterra Development Corporation

BUILDING MANAGER:         Syndy Tuttle ..................................................     965-2234

MARKETING AGENT:          Senterra Development Corporation

LEASING AGENT:            Mike Cannon ...................................................     965-2900

ARCHITECT:                EDI Architectural Interiors &

                          Harry Gendel Architects .......................................     622-2223

LANDLORD'S ATTORNEY:      Bill Ryan, Senterra Development ...............................     965-2900

TENANT'S ATTORNEY:        Johnethan K. Heffron ..........................................     963-6958

LEASED PREMISES:          79,533 Square Feet, NRA

LEASE TERM:               98 Months, Commencing On February 1, 1991 and
                          Expiring on March 31, 1999

BASE RENTAL:



FROM                           TO                       MONTHLY BASE RENTAL

- ----                           --                       -------------------
February 1, 1991          July 31, 1991                     $42,832.00

August 1, 1991            December 31, 1992                 $53,022.00

January 1, 1993           December 31, 1994                 $66,277.50

January 1, 1995           December 31, 1996                 $72,905.25

January 1, 1997           December 31, 1997                 $79,533.00

January 1, 1998           March 31, 1999                    $99,416.25

LEASE BRIEF

PAGE -2-

EXPENSE STOP:                     $6.25 Per Square Foot, NRA

ARCHITECTURAL ALLOWANCE:          $39,766.50

TENANT IMPROVEMENT ALLOWANCE:     Premises tendered in "as is" condition,
                                  plus $397,665.00

MOVING ALLOWANCE:                 $119,299.50

PARKING: 320 monthly parking permits, 15 of which are reserved.

PARKING RATES:


         MONTHS OVER TERM                  UNRESERVED SPACES                 RESERVED SPACES

         ----------------                  -----------------                 ---------------
               1-30                                -0-                               -0-

               31-60                       $25.00/Space/Month                $50.00/Space/Month

               61-98                       $35.00/Space/Month                $50.00/Space/Month


RENEWAL OPTION:                   One five (5) year Renewal Option. Notice to be
                                  given, in writing, no earlier than fifteen
                                  (15) months nor later than twelve (12) months prior to Lease Expiration. Such Renewal Option shall be at the then "Prevailing Market Rate".

PREFERENTIAL RIGHTS:              Covers the entire 1st floor, and is
                                  subordinate only to Sanus Corp. Health Systems
                                  (Tenant). No less than twenty-four (24)
                                  calendar months must remain on the Primary
                                  Term. Leasing shall be upon terms and
                                  conditions set forth in the applicable
                                  availability notice, but not to exceed the prevailing Building rental rate in effect on the date of availability.

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE  1   PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  2   TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  3   RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  4   USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE  5   SERVICES TO BE PROVIDED BY LANDLORD . . . . . . . . . . . . .   2

ARTICLE  6   REPAIR & MAINTENANCE  . . . . . . . . . . . . . . . . . . . .   4

ARTICLE  7   FIRE OR OTHER CASUALTY  . . . . . . . . . . . . . . . . . . .   5

ARTICLE  8   COMPLIANCE WITH LAWS & USAGE  . . . . . . . . . . . . . . . .   5

ARTICLE  9   LIABILITY & INDEMNIFICATION . . . . . . . . . . . . . . . . .   6

ARTICLE 10   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 11   NO SUBROGATION OR RECOVERY  . . . . . . . . . . . . . . . . .   7

ARTICLE 12   ADDITIONS & FIXTURES  . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 13   ASSIGNMENT & SUBLETTING . . . . . . . . . . . . . . . . . . .   7

ARTICLE 14   SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 15   OPERATING COSTS . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 16   EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 17   ACCESS BY LANDLORD  . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 18   DEFAULT & REMEDIES  . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 19   ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 20   LANDLORD DEFAULT & NOTICE TO MORTGAGEE  . . . . . . . . . . .   15

ARTICLE 21   NONWAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 22   HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 23   NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 24   LANDLORD'S MORTGAGEE  . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 25   CONDITION OF PREMISES & LANDLORD'S CONTRIBUTION . . . . . . .   16

ARTICLE 26   SPACE PLANNING SERVICES . . . . . . . . . . . . . . . . . . .   16

ARTICLE 27   MOVING ALLOWANCE  . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 28   PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 29   VISITOR PARKING . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 30     BUILDING IDENTIFICATION . . . . . . . . . . . . . . . . . .   17

ARTICLE 31     BUILDING RENOVATION . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 32     RENEWAL OPTION  . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 33     PREFERENTIAL RIGHT TO LEASE . . . . . . . . . . . . . . . .   19

ARTICLE 34     ASBESTOS  . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE 35     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 36     FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 37     STAIRWELL LICENSE . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 38     ENTIRE AGREEMENT & BINDING EFFECT . . . . . . . . . . . . .   21

EXHIBIT "A"    METES & BOUNDS DESCRIPTION

EXHIBIT "B"    FLOOR PLANS

EXHIBIT "B-1"  FLOOR PLANS

EXHIBIT "B-2"  FLOOR PLANS

EXHIBIT "C"    HVAC CRITERIA CONDITIONS

EXHIBIT "D"    CLEANING SPECIFICATIONS

EXHIBIT "E"    RULES & REGULATIONS

EXHIBIT "F"    ACCOUNT DESCRIPTION

EXHIBIT "G"    PROJECT SCHEDULE AGREEMENT

EXHIBIT "H"    SITE PLAN

EXHIBIT "I"    SIGNAGE

EXHIBIT "J"    REFURBISHMENT

EXHIBIT "K"    PREFERENTIAL RIGHT AREA

EXHIBIT "L"    STAIRWELL USE

                                 LEASE CONTRACT

This Lease Contract (the "Lease") is entered into between GREENWAY PLAZA, LTD., a Texas limited partnership, ("Landlord"), and UNITED SAVINGS ASSOCIATION OF THE SOUTHWEST FSB, a federally chartered savings bank ("Tenant").

1. PREMISES

   A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 79,533 square feet of "Rentable Area" (as hereinafter defined) being comprised of the entirety of the fourth (4th) and fifth
      (5th) floors (each floor being comprised of 32,124 square feet of Rentable
      Area), and 15,285 square feet of Rentable Area on the third (3rd) floor of 3800 Buffalo Speedway, (the "Building") located on the land described in Exhibit "A" (the "Land") in Houston, Harris County, Texas. The area leased in the Building is hereinafter called "Leased Premises" and is shown outlined and hatched on Exhibits "B", "B-1" and "B-2". The Land, the Building, together with landscaping, driveways, sidewalks, service areas, all other improvements, and the 3800 Buffalo Speedway Garage and the surface parking lot adjacent to the Building ("Parking Garage") are hereafter collectively called the "Project".

   B. On each floor of the Building on which space rentable to tenants is or will be leased to one tenant, the Rentable Area for such floor ("Single Tenant Floor") shall be the entire area bounded by the interior of the exterior walls of the Building on such floor less the area contained within the Building stairs, vertical ducts, elevator shafts, flues, vents, stacks, and pipe shafts. All the area on any Single Tenant Floor that is used for elevator lobbies, corridors, special stairways, restroom, mechanical rooms, electrical rooms, and telephone closets; all vertical penetrations that are included for the special use by Tenant, and columns and other structural portions of the Building shall be included within the Rentable Area of the Single Tenant Floor.

   C. On each floor of the Building on which space rentable to tenants is or will be leased to more than one tenant ("Multi-tenant Floor"), the Rentable Area attributable to each such lease shall be the total of (1) the area bounded by the interior of the exterior wall or walls of the Building bounding such leased premises, the exterior of all walls separating such leased premises from any public corridors or other public areas on such floor and the center line of all walls separating such leased premises from other areas leased or to be leased to other tenants on the Multi-tenant Floor, and (2) a pro rata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets, columns and other structural portions of the Building situated on the Multi-tenant Floor. The Rentable Area for the entire Building shall be deemed to be 148,422 square feet for the purposes of this Lease.

2. TERM

   The term of this Lease shall commence February 1, 1991, or on the "Commencement Date" referred to below, whichever date is later, and shall expire on March 31, 1999, unless extended or unless sooner terminated in accordance with the other provisions of this Lease. The Commencement Date shall be the date upon which Landlord has substantially completed the work to be done by Landlord in accordance with the Project Schedule attached hereto. The work shall be deemed to be substantially completed when same shall have been completed to the extent that Tenant, upon taking occupancy shall be able to conduct its business in a reasonable manner, even though adjustments or corrections may be necessary and minor incomplete items remain to be completed, the non-completion of which does not materially interfere with the intended normal use and safe occupancy of the Leased Premises. Landlord will routinely update Tenant with its good faith estimate of the date on which the work will be substantially complete. When the Leased Premises are occupied by Tenant, Landlord and Tenant will, at the request of either, execute a memorandum specifying the Commencement Date of the term of this Lease.

3. RENT

   As "Base Rental" for the lease and use of the Leased Premises, Tenant will pay Landlord or Landlords assigns, at the Building office or post office address of Landlord, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein) the sums set forth in the following rent schedule:

    FROM                        TO                     MONTHLY BASE RENTAL
    ----                        --                     -------------------
February 1, 1991          July 31, 1991                     $42,832.00
August 1, 1991            December 31, 1992                 $53,022.00
January 1, 1993           December 31, 1994                 $66,277.50
January 1, 1995           December 31, 1996                 $72,905.25
January 1, 1997           December 31, 1997                 $79,533.00
January 1, 1998           March 31, 1999                    $99,416.25

The foregoing amounts shall be due and payable on the first day of each calendar month monthly in advance, for each and every month in the term of this Lease, in lawful money of the United States. Partial months shall be pro rated. The terms "rent" or "rental" shall mean Base Rental and all other sums to be paid to Landlord by Tenant under the provisions of this Lease.

4. USE

   A. Tenant will occupy and use the Leased Premises only as a business office, using and maintaining them in a clean, careful, safe, sanitary and proper manner. Tenant may maintain in the Leased Premises (for use solely by Tenant and its employees): lunch rooms (including vending machines), cafeterias, coffee bars, lounges, kitchens for the foregoing (provided that the foregoing eating facilities are not used for commercial purposes), computer equipment, and any other facility or equipment useful in the normal conduct of Tenant's business which is not inconsistent with use of the Leased Premises as a business office. Except for the use of microwave ovens, no other cooking shall be permitted in the Leased Premises.

   B. Landlord covenants that all other leases for space in the Building that are executed after the date hereof shall prohibit the use of any portion of said leased premises for a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings banks, or mortgage company or any other financial services business or entity (hereinafter collectively called "Bank"). Bank shall not be deemed to include such companies whose primary role or function does not include the performance of banking related services (e.g. credit union for specific company's employees, etc.). This covenant and the restrictions imposed pursuant hereto shall become null and void on the date on which (i) less than 50% of the Leased Premises is occupied by Tenant, or (ii) less than 50% of the Leased Premises is occupied by a permitted assignee which is also a Bank, or (iii) the Leased Premises is occupied by a permitted assignee which is not a Bank.

5. SERVICES TO BE PROVIDED BY LANDLORD

   A. Landlord will furnish for the occupied portion of the Leased Premises the following services, all at Landlord's costs and expense, except as stated in this Lease:

      (1) Air conditioning (heating or cooling as required by the seasons) Monday through Friday from 7:00 a.m. to 6:00 p.m., and on Saturdays from 7:00 a.m. to 1:00 p.m. (except on holidays), in temperatures and amounts which, in Landlord's reasonable judgment, are reasonably required for comfortable occupancy under normal business operations. If Tenant requires air conditioning during other hours, Landlord will furnish the same for the areas specified in a written request of Tenant delivered to the Building manager before noon on the preceding business day. The current charge for such service is $25.00 per hour per floor. The charge for such services shall be determined by Landlord from time to time based upon, but not to exceed, Landlord's cost to provide such service. Tenant shall pay Landlord upon receipt of Landlord's invoice for such service. HVAC to the Leased Premises shall be supplied on a seasonal basis in accordance with the schedule attached as Exhibit "C" to the Lease, subject to normal tolerances from design conditions;

      (2) Toilet facilities, water for lavatory and toilet purposes, cold water for drinking and hot water (at prevailing temperatures prescribed by applicable law) for lavatory purposes, all at points of supply provided for general use of tenants in the Building through fixtures installed by Landlord or by Tenant with Landlord's consent;

      (3) Janitor service to the Leased Premises on business days and other cleaning services as Landlord determines to be reasonably required and in accordance with the schedule attached as Exhibit "D" to this Lease; Tenant shall pay Landlord for any cleaning costs in excess of those shown on Exhibit D.

      (4) Passenger elevators for access to and from the floor(s) on which the Leased Premises are located. Landlord may limit the number of elevators operating outside normal business hours or during periods of testing and repair;

      (5) Electric lighting for all public areas and special service areas of the Building as Landlord determines to be reasonable and standard, including replacement of Building standard light bulbs and tubes;

      (6) Equipment to limit access to the Building after normal business hours. However, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant and Tenant's employees arising out of losses due to the theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Leased Premises and Tenant hereby releases Landlord from all liability relating thereto; and

      (7) Continuous electrical service to the Leased Premises, including providing and installing all Building standard replacement lighting tubes and bulbs. If Tenant uses more electrical power than Landlord considers reasonable or normal for office use, Tenant will pay Landlord on a monthly basis the cost of such excess power consumed by Tenant which cost shall not exceed the amount charged to Landlord for same by the utility supplying electricity. Consumption will be determined, at Landlord's election, either (a) by a survey performed by a reputable consultant selected by Landlord, or (b) through a separate meter or submeter installed, maintained and read by Landlord at Tenant's cost. For Paragraph 5.A.(7) only, "month" and "monthly" mean any billing period used by the utility supplying electricity. All installations of electrical fixtures, appliances and equipment within the Leased Premises shall be subject to Landlord's approval. Such approval shall not be unreasonably withheld unless such installations may affect the electrical, mechanical or plumbing systems of the Building or the structural components of the Building. If such installations affect the temperature or humidity otherwise maintained, Landlord may, at Tenant's cost install supplemental air conditioning units (which costs shall include the additional electrical consumptions of such units and costs associated with the removal of any additional heat load). Tenant's use of electricity will never exceed Tenant's share of the capacity of existing feeders to the Building or of the risers, wiring installations and transformers serving the floors containing the Leased Premises. The design capacity allocated to the Tenant shall be 4.5 watts per rentable square foot (connected) of riser and floor panel electrical capacity averaged over the floor being serviced, with approximately 1.5 watts (120/208V) and
          3.0 watts (277V) split between power and lighting. Any risers or wiring necessary to meet Tenant's electrical requirements in excess of such design capacity will be installed by Landlord on Tenant's written request, at Tenant's sole cost and expense (to be paid in advance), only if in Landlord's sole belief they are necessary and will not cause damage to the Building or a dangerous condition, or entail expensive or unreasonable alterations, repairs or expense or disturb other occupants.

      (8) Pest control, to the extent that such service is from time to time customarily provided by operators of first class multiple tenancy office buildings in Houston, Texas; it being understood that Landlord does not hereby represent, warrant, or guarantee to Tenant that such service will be adequate to prevent fully the presence of pests in the Building.

   B. If any of the services described in Paragraph 5.A.(1), (4) or (7) or any of the machinery or equipment in the Project should cease to function properly, break down or be intentionally turned off for testing or maintenance purposes, Tenant shall have no claim for abatement or reduction of rent or damages (provided Landlord is using diligent efforts to restore the services and to promptly repair the equipment or machinery, as set forth below), nor shall Tenant be relieved of its obligations under this Lease, nor shall such condition be construed as an eviction of Tenant; provided, however, if:

      (1) Any of the above-described conditions occur;

      (2) Such condition materially interferes with or prevents Tenant from using all or a portion of the Leased Premises for the purpose of office space; and

      (3) Such condition exists for five (5) consecutive days after Tenant provides written notice of the condition to Landlord if such condition is the fault of Landlord or ten (10) consecutive days after Tenant provides written notice of the condition to Landlord if such condition is not the fault of Landlord, then the rent shall abate as to that portion of the Leased Premises that is rendered untenantable for the purpose of office space. The abatement shall commence upon the expiration of the five (5) day period or the ten
      (10) day period, as the case may be, and continue for so long as the condition exists. If the condition continues for sixty (60) consecutive days in the case where such condition is the fault of Landlord or ninety
      (90) consecutive days in the case where such condition is not the fault of Landlord, Tenant shall have the right to terminate this Lease upon written notice to Landlord given after the expiration of the sixty (60) day period or the ninety (90) day period, as the case may be, but before the date the condition ceases, in which event Tenant will be relieved of all obligations arising after the date Tenant vacates the Leased Premises. Landlord agrees to use diligent efforts to restore the services described in Paragraph 5. and to promptly repair said equipment or machinery, and to provide reasonable notice prior to turning off any equipment or machinery for testing or maintenance purposes.

   C. If, however, Landlord fails or ceases to provide the services specified in Paragraphs 5.A.(1), (4) or (7) resulting from Landlord's inability or unwillingness to pay the cost of furnishing such services or to pay the cost of making repairs to machinery or equipment or to pay the cost of removing a cause of such cessation or failure, then after written demand made by Tenant upon Landlord or its designee in accordance with Paragraph
      20. hereof. Tenant at its option shall have the right to provide such services to the Leased Premises through contracting for same or through payment to Landlord's contractors for same. Within thirty (30) days following receipt from Tenant of a bill or invoice, Landlord shall reimburse Tenant for all reasonable and necessary costs incurred by Tenant for providing such services unless Landlord can prove that such costs are excessive.

   D. Should Tenant desire any additional services beyond those described in Paragraph 5.A. or rendition of any of such services outside the normal times they are provided by Landlord, Landlord may (at Landlord's option), with reasonable prior request from Tenant, furnish such services and Tenant agrees to pay Landlord charges as may be agreed on between Landlord and Tenant, but in on event a charge less than Landlord's actual cost plus overhead (such overhead not to exceed 15%) for the additional services provided. It is agreed that the cost to Landlord of such additional services shall be excluded from the "Basic Cost", as defined in Paragraph 15.

6. REPAIR AND MAINTENANCE

   A. Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building's corridors, lobby, structural members, and equipment used to provide the services referred to in Paragraph 5.A. unless the damage is caused by negligent or tortious acts or omissions of Tenant, its agents, customers, employees or invitees, in which event Tenant will bear the cost of repairs. Tenant will promptly give Landlord written notice of any damage requiring repair by Landlord.

   B. Tenant will not injure the Leased Premises, Building or any other part of the Project and will maintain the Leased Premises in a clean, attractive condition and in good repair, except for damage to be repaired by Landlord, as provided above. Upon expiration or termination of this Lease, Tenant will surrender the Leased Premises to Landlord in the same condition in which it existed at the commencement of the Lease, excepting only ordinary wear and tear, damage arising from any cause not required to be repaired by Tenant, and alterations or additions permitted to remain under Paragraph 12B.

   C. This Paragraph 6 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the

      Building (as to which Paragraph 7 shall apply), or damage resulting from an eminent domain taking (as to which Paragraph 16 shall apply).

7. FIRE OR OTHER CASUALTY

   A. If the Leased Premises or any part thereof is damaged by fire or other casualty, Tenant will promptly notify Landlord. If the Building or Leased Premises is damaged by fire or other casualty to the extent that substantial alteration or reconstruction is required in Landlord's sole opinion, or if any Mortgagee requires that the insurance proceeds payable as a result of the fire or other casualty be applied against the mortgage debt, Landlord may terminate this Lease by notifying Tenant within sixty
      (60) days after the later of the date the damage occurs, or the date Landlord is so notified by its Mortgagee, in which event the rent under this Lease will be abated as of the date of the fire or other casualty. If this Lease is not terminated, then within seventy-five (75) days after the fire or other casualty, or such greater period as may be reasonably necessary, Landlord will commence to repair and restore the Leased Premises and any portion of the Building required for access to the Leased Premises, and will diligently complete the same, but Landlord is not required: (1) to expend more for such repair of the Leased Premises than the net insurance proceeds (after any payment required under any mortgage) reasonably allocable to the Leased Premises, or (2) to rebuild, repair or replace any of Tenant's furniture or furnishings or of fixtures and equipment removable by Tenant under the provisions of this Lease. Notwithstanding the foregoing to the contrary, if the Leased Premises and/or the parking areas for which Tenant has been furnished parking permits ("parking areas") are rendered untenantable by fire or other casualty, and if the same are not rendered untenantable may not be exercised if Landlord makes available alternate parking areas within Phase I of Greenway Plaza. If Landlord requests additional time to render the Leased Premises and/or parking areas tenantable, Tenant shall either grant such extension or terminate this Lease within ten (10) days after Tenant receives such extension request.

   B. If the Leased Premises or the Building is damaged by fire or other casualty during the last twelve (12) months of the term, whether or not the damage requires substantial repair and reconstruction, Landlord may cancel this Lease as of the date of the fire or casualty by notice to Tenant within thirty (30) days thereafter. Subject to the provisions of Paragraph 7.A. such cancellation shall be voidable if Tenant exercises its right, if any, to extend this Lease pursuant to Paragraph 32 within five
      (5) days of its receipt of such cancellation notice.

   C. Landlord will allow Tenant a proportional abatement of rent based upon the percentage of rentable square feet of the Leased Premises that is unfit for occupancy due to fire or other casualty. Except as expressly provided to the contrary in this Lease, this Lease will not terminate, and Tenant will not be entitled to damages or to any abatement of rent or other charges, as a result of a fire or other casualty, repair or restoration.

8. COMPLIANCE WITH LAWS AND USAGE

   Tenant, at its own expense, will comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant (including, without limitation, any temperature control restrictions); will comply with rules and regulations attached as Exhibit "E" as from time to time amended by Landlord (which amendments shall be commercially reasonable and to the extent that the rules and regulations are now or as amended are inconsistent with the terms and conditions of this Lease, the terms and conditions of this Lease shall govern to the exclusion of the rules and regulations); and will not commit or permit waste in the Leased Premises or Building. Tenant will not commit any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the Project; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor to be increased (or, at Landlord's option, will pay any such increase); and will not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval.

9.  LIABILITY AND INDEMNIFICATION

    A. Tenant hereby agrees to indemnify and hold Landlord harmless from all liens, claims, actions, demands, costs, expenses and liability whatsoever, including reasonable attorneys' fees, arising during the term out of (1) Tenant's negligence, willful misconduct or wrongful failure to act, or that of Tenant's agents, employees or representatives or (2) injury or death, or property damage, occurring in the Leased Premises. Such indemnity and hold harmless on the part of Tenant expressly shall not apply where the alleged claim is based, in whole or in part, on the negligence, willful misconduct or wrongful failure to act, or other tortious conduct of Landlord, its employees, contractors, agents or representatives, or Landlord's breach of this Lease.

    B. Landlord hereby agrees to indemnify and hold Tenant harmless from all liens, claims, actions, demands, costs, expenses and liability whatsoever, including reasonable attorneys' fees, arising during the term out of (1) Landlord's negligence, willful misconduct or wrongful failure to act, or that of Landlord's agents, employees or representatives or (2) injury or death, or property damage, in the Building (other than the Leased Premises) or the Garage. Such indemnity and hold harmless on the part of Landlord expressly shall not apply where the alleged claim is based, in whole or in part, on the negligence, willful misconduct or wrongful failure to act, or other tortious conduct of Tenant, its employees, contractors, agents or representatives, or Tenant's breach of this Lease.

    C. Except for Landlord's negligence, willful misconduct or wrongful failure to act, or other tortious conduct on the part of Landlord, its employees, contractors, agents or representatives, or Landlord's breach of this Lease, Landlord shall not be liable for any damage or liability of any kind, or for consequential loss or damage, from any cause whatsoever by reason of the use, occupancy or enjoyment of the Leased Premises by Tenant or any person therein or holding under Tenant, or by or through the acts or omissions of other tenants of the Building.

10. INSURANCE

    A. Tenant will maintain as a minimum the following insurance during the entire term:

       (1) Comprehensive general liability insurance with combined single limits not less than $2,000,000 for personal injury or death and property damage occurring in or about or related to the use of the Leased Premises.

       (2) "All Risk" insurance for the full replacement cost of all Tenant's property on the Leased Premises and all fixtures. Unless this Lease is terminated upon damage or destruction, the proceeds of such insurance will be used to restore the foregoing.

    All policies required hereunder will be issued by carriers rated A VI or better by the then current Best's Key Rating Guide and authorized to do business in the State of Texas. The policies shall name Landlord as an additional insured, with primary coverage non-contributing to any insurance Landlord may carry, and shall provide that coverage cannot be canceled or materially changed except upon reasonable notice to Landlord. Tenant shall furnish Landlord promptly on request with certificates of insurance evidencing the required coverage. Not withstanding the foregoing provisions of Paragraph 10.A., so long as United Savings Association of the Southwest FSB, a federally chartered savings bank, is the Tenant pursuant to this Lease (and thereafter if approved by Landlord), United Savings Association of the Southwest FSB, a federally chartered savings bank, shall be entitled at its option to self insure against $1,000,000 of casualties required to be covered by insurance as set our in Paragraph 10.A. (2), provided that Tenant notifies Landlord of its election to do so, and in such event Tenant shall be deemed to have taken out such insurance coverage and this Lease shall be construed accordingly.

    B. Landlord will maintain as a minimum following insurance during the entire term:

       (1) Comprehensive general liability insurance with combined single limits not less than $2,000,000 for personal injury or death and property damage occurring in or about or related to the use of the common areas of the Building.

       (2) "All Risk" insurance of 80% of the full replacement cost of the improvements located on the property.

    Landlord reserves the right to self insure against the casualties required to be covered by Paragraph 10.B.(2) as long as the Landlord has a net worth of $100,000,000.

11. NO SUBROGATION OR RECOVERY

    If either party suffers a loss of or damage to property in the Leased Premises, in the Building or related to this Lease, which is covered by valid insurance policies (or would be covered by policies which are required hereunder or which would be required but for any specific provisions for self-insurance), that party waives any claim by way of subrogation or direct recovery therefor which it may have against the other party or its employees (excluding contractors), regarding of whether negligence or fault of the latter party or its employees (excluding contractors) may have caused the loss or damage. Each party will have its appropriate insurance policies properly endorsed, if necessary, to prevent any invalidation of insurance coverage required hereunder due to these mutual waivers.

12. ADDITIONS AND FIXTURES

    A. Tenant shall make no alteration, improvement, repair or replacement to the Leased Premises (including, without limitation, any mechanical, electrical or plumbing systems located within or serving the Leased Premises) without the prior written consent of Landlord. If Landlord's prior written consent is granted, the work shall be at Tenant's expense but by workmen of Landlord or by workmen approved in advance in writing by Landlord, and in a manner and at times satisfactory to and approved in advance in writing by Landlord. Landlord's consent shall be conditioned upon those furnishing labor or materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord or its contractors or by any other tenant or other tenant's contractors. If those furnishing labor or materials for Tenant's work cause disharmony or interference. Landlord's consent may be withdrawn immediately upon notice to Tenant.

    B. Tenant may remove its trade fixtures, supplies, movable office furniture and equipment not permanently attached to the Building provided: (1) removal is made prior to the expiration or termination of this Lease; (2) Tenant is not in default of any obligation or covenant under this Lease at the time of removal; and (3) Tenant promptly repairs all damage caused by removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article permanently attached or affixed to the floor, wall or ceiling of the Leased Premises shall remain upon and be surrendered with the Leased Premises at the expiration or termination of this Lease. Tenant hereby waiving all rights to any payment or compensation therefor.

    C. If any property not belonging to Landlord remains at the Leased Premises after the expiration of the term of this Lease, Tenant hereby authorizes Landlord to dispose of the property as Landlord may desire without liability to Tenant if the property belongs to Tenant. If the property does not belong to Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with any removal, exercise of dominion over and/or disposition of such property by Landlord.

13. ASSIGNMENT AND SUBLETTING

    Except as expressly permitted hereby, Tenant may not assign, transfer, or encumber this Lease or any estate or interest therein, or permit the same to occur, or sublet or grant any right of occupancy for any part of the Leased Premises, or permit such occupancy by any parties other than Tenant and its employees. The foregoing, and any changes in the terms thereof, are collectively called an "Assignment", the other party thereto the "Assignee". Any prohibited Assignment is voidable by Landlord.

    A. Landlord's consent to an Assignment shall not be unreasonably withheld, but shall be effective only if in writing. An Assignment will be approved by Landlord if:

       (1) The proposed Assignee is a respectable creditworthy party and Tenant shall have provided Landlord with proof thereof. Whether or not a proposed Assignee is "creditworthy" shall be based upon an analysis which examines the proposed Assignee's (a) ability to perform under this Lease, (b) history of paying its debts as they become due, and
           (c) prospective ability to pay its debts as they become due.

       (2) The nature and character of the proposed Assignee, its business and activities and intended use of the Leased Premises are in Landlord's reasonable judgment (a) consistent with the standards of the Building and the floor or floors on which the Leased Premises are located, and
           (b) do not violate any exclusive use provision or provision restricting permissible types of occupants under any then existing leases.

       (3) The form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject.

       (4) The proposed occupancy would not increase the office cleaning requirements or impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder.

    Consent by Landlord to any Assignment shall not be a waiver of Landlord's rights as to any subsequent Assignments. Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any Assignment, the assigning tenant will remain fully responsible and liable for all of Tenant's obligations under this Lease, and the Assignee will automatically be jointly and severally liable to the extent of the Assigned portion of the Leased Premises. Upon an Event of Default, as hereinafter defined, while an Assignment is in effect, Landlord may collect directly from the Assignee all sums becoming due to Tenant under the Assignment and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any Assignee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any Assignee shall constitute a novation or release of Tenant, a consent to the Assignment or a waiver of the covenant prohibiting Assignments.

    B. Tenant shall have the right to assign the Lease or may sublet the Leased Premises or any part thereof, without the prior written consent of Landlord, if such Assignment is to an Affiliate of the Tenant. As used in this Lease, the term "Affiliates" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, more than fifty percent (50%) of the voting interest in any person or entity shall be presumed to constitute such control. Tenant shall provide the Landlord a copy of the Assignment on or before the commencement date thereof.

    C. With any request for consent to an Assignment, Tenant will submit a copy of the Assignment to Landlord and notify Landlord of the proposed commencement date of the Assignment, the name of the proposed Assignee (accompanied by evidence of the nature, character, and financial condition of Assignee and its business), an all terms and conditions (including rental) of or relating to the Assignment. Landlord shall then have the right (but no obligation), as of the effective date of the requested transaction to terminate this Lease for the portion of the Leased Premises to which Landlord has been requested to permit such transaction, except for any transaction with an Affiliate referred to in Paragraph 13.B. above. If Landlord elects to terminate this Lease for that portion of the Leased Premises, then the rent and other charges payable shall be proportionately reduced.

    D. With respect to an Assignment of all or any part of the initial Leased Premises or any additional Leased Premises that Tenant builds out and occupies for a period of not less than one year, if the consideration Tenant receives for such Assignment exceeds the rent payable under this Lease for the same period and portion of the Leased Premises, the "Profit" shall be immediately due and payable by Tenant to Landlord as additional rent under this Lease. The term "Profit" when utilized in this Paragraph 13.D. shall mean the difference between (1) any and all rentals received pursuant to any Assignment together with other consideration paid or to be paid by an Assignee, and (2) reasonable brokerage commissions and Building standard construction costs incurred as a result of the Assignment which generates the consideration specified in (1) above; provided that such amounts are actually paid by Tenant, all of which shall be evidenced by canceled checks and invoices for same. With respect to an Assignment of all or any part of any additional Leased Premises that Tenant has not built out and occupied for a period of one year or more, if the consideration Tenant receives for such Assignment exceeds the rent payable under this Lease for the same period and portion of the Leased Premises, all of the excess shall be immediately due and payable by Tenant to Landlord as additional rent under this Lease.

14. SUBORDINATION

    Tenant accepts this Lease subject and subordinate to any mortgage or deed of trust, presently existing or hereafter placed upon the Project, and to any renewals, modifications and extensions thereof. Tenant agrees that any such mortgagee and/or beneficiary of any deed of trust ("Landlord's Mortgagee") shall have the right at any time to subordinate such mortgage or deed of trust, to this Lease on terms and conditions Landlord's Mortgagee may deem appropriate in its discretion. Upon demand Tenant agrees to execute instruments subordinating this Lease as Landlord or Landlord's Mortgagee may request. Withing sixty (60) days from the commencement of the term of this Lease, Landlord agrees to use best efforts to obtain from Landlord's Mortgagee an agreement in writing ("nondisturbance agreement") for the benefit of Tenant in a form satisfactory to Landlord's Mortgagee that the exercise of such prior rights shall not interrupt or disturb the Tenant's use, possession and enjoyment of the Leased Premises so long as Tenant shall comply with all of its duties and obligations as set forth in this Lease, provided that Landlord is not exposed to any cost, expense or risk in obtaining such nondisturbance agreement.

15. OPERATING COSTS

    A. The Base Rental provided for herein includes a stipulated component applicable to Basic Cost (as hereinafter defined) equal to $6.25 per square foot of Rentable Area contained within the Leased Premises and within other portions of the Building during the calendar year in which the term of this Lease commences. Such amount is herein called the "Estimated Basic Cost Allowance".

    B. The term "Basic Cost" shall mean the operating expenses of the Project, which shall be computed on the accrual basis. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" shall mean all expenses, costs and disbursements (but not costs of replacement of capital investment items, nor specific costs especially billed to and paid by specific tenants nor rental commissions) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Project including, but not limited to, the following:

       (1) Reasonable wages and salaries of all persons (exclusive of Landlord's executive personnel above the level of Building Manager) engaged in operation, repair, replacement, maintenance and security of the Project, and its common areas, including taxes, insurance and benefits relating thereto; provided, however, that if during the term of this Lease the personnel are working on other projects being periodically developed, managed, or operated by Landlord as well as the Project, their wages, salaries and related expense shall be appropriately allocated among all such projects and only that portion of such expense reasonably allocable to the project shall be included herein.

       (2) All supplies and materials used in the operation and maintenance of the Project.

       (3) Cost of all utilities for the Project, including the cost of water and power for heating, lighting, air conditioning and ventilating (excluding those costs billed to specific tenants).

       (4) Cost of maintenance and service agreements for the Project and the equipment therein, including but not limited to, security service, window cleaning, elevator maintenance and janitorial service.

       (5) Cost of all insurance relating to the Project, including but not limited to, the cost of casualty insurance, rental abatement insurance and liability insurance applicable to the Project and Landlord's personal property used in connection therewith and located in the Project; provided, however, if such insurance is provided in the form of master policies, then only an equitable portion of the premiums therefor shall be included herein.

       (6) All taxes and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation excluding, however, federal and state taxes on income, death taxes, franchise taxes, transfer taxes or any taxes imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the term of this Lease the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued, and as a substitute therefor or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges to the extent so levied, assessed or imposed, shall be deemed to be included within Basic Cost to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises, to the extent that the same exceed Building standard allowances and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes assessed on the Project to give effect to this sentence.

       (7) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance by Tenant or by third parties).

       (8) Management fees relating to the management of the Project not to exceed three percent (3%) of the Base Rental income. Base Rental means the monthly Base Rental as described on Page 2, Paragraph 3, and Basic Cost increases.

       No single item of the Basic Cost shall be included as a Basic Cost more than once, and once an item of the Basic Cost has been charged to Tenant, it shall not be charged to Tenant as another expense under any other provision of this Lease.

    C. The following items shall be excluded from the Basic Cost of Landlord's operation of the Project:

       (1) The cost of any improvements, repairs, alterations, additions, change, replacements, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures (whether incurred directly or through a lease, service contractor or otherwise), other than amortization of the cost of capital items (and the installation thereof) which are reasonably expected to reduce Basic Cost for the benefit of all the Building's tenants or which may be required by any governmental authority. All of such costs, including interest costs, shall be amortized over the reasonable life of the capital items, with a reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles.

       (2) Depreciation of the Project and all equipment, fixtures, improvements and facilities used in connection therewith, except as provided in
           (1) above.

       (3) Advertising, promotional expenses, leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations with tenants, prospective tenants or other occupants of the Building.

       (4) Any property taxes, assessments or other governmental charges to the extent that Landlord is reimbursed for same by any tenant of the Building (excluding reimbursements paid through additional rent payments).

       (5) The cost of repairs or other work occasioned by any casualty which is covered by insurance, but only to the extent of the insurance proceeds received by Landlord net of deductibles and cost of adjustment.

       (6) The cost of renovating or otherwise improving, decorating, painting or redecorating space in the Building which is, or normally would be, occupied by tenants, except in connection with general maintenance of the Project.

       (7) Landlord's cost of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants as a separate additional charge or rental over and above the Base Rental or additional rent payments payable under the Lease with such tenant.

       (8) Expenses incurred in connection with services or other benefits which are non-Building standard, but are provided to other tenants or occupants of the Building.

       (9) Costs (including but not limited to penalties, fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Project.

       (10) Overhead and profit increment paid to subsidiaries, partners or other affiliates of Landlord and salaries and associated costs of Landlord's employees for services on or to the Project, to the extent only that the cost of such services exceeds competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord.

       (11) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

       (12) All items and services for which tenants reimburse Landlord, but only to the extent Landlord is reimbursed for same.

       (13) The costs incurred related to maintaining Landlord's existence, either as a corporation, partnership or other entity.

       (14) The costs incurred in connection with correcting defects in the construction of the Project or in the Project equipment (except that conditions resulting from ordinary wear and tear and use shall not be deemed defects for the purposes of this category).

       (15) Interest on debt or amortization payments on any mortgage, mortgages or rental payments under any ground or underlying leases (except to the extent that same may be made to pay insurance and taxes).

       (16) Interest and penalties due to late payment of taxes, utility bills and other such costs.

       (17) Salaries or other compensation paid to executive employees of Landlord above the grade of Building Manager.

       (18) The cost of any repairs occasioned by eminent domain to the extent that such costs are reimbursed to Landlord by governmental authorities in eminent domain proceedings.

       (19) The cost of any artwork, such as sculptures or paintings, used to decorate the Project.

       (20) Costs (including but not limited to penalties, fines and associated legal expenses) incurred due to the violation by Landlord of any applicable federal, state and/or local governmental laws, codes and similar regulations that would not have been incurred but for such violations by Landlord.

       (21) Costs (including but not limited to associated legal expenses) incurred due to violation by any tenant of the terms and conditions of any lease or rental arrangement covering space in the Project (except to the extent that such costs are incurred in connection with non-monetary defaults, the cure of which is reasonably expected to benefit tenants in the Project; provided that Landlord has first used good faith efforts to recoup such costs from the defaulting tenant).

    D. At the end of each calendar year, all or any portion of which falls within the Lease term, Landlord shall compute the Per Square Foot Basic Cost (calculated as hereinafter stated) for such calendar year or portion thereof. The Estimated Basic Cost Allowance shall then be subtracted from the Per Square Foot Basic Cost for the applicable year, and the remainder shall be multiplied by the number of square feet of Rentable Area of the Leased Premises, as set forth in Paragraph 1 of this Lease, the product of such multiplication being herein called the "Escalation Payment." Tenant shall thereupon be obligated to pay the landlord such Escalation Payment as additional rent within thirty (30) days after Landlord shall have submitted to Tenant a bill or invoice therefor.

    E. The "Per Square Foot Basic Cost" shall be computed by dividing the Basic Cost for the Project, as adjusted by Paragraph 15.I., for the applicable calendar year (or portion thereof) by the number of square feet of Rentable Area in the Building.

    F. After Landlord shall have submitted to Tenant a bill or invoice for the first Escalation Payment due under this Paragraph, Landlord may thereafter submit to Tenant a bill or invoice each month for one-twelfth (1/12th) of such last previous Escalation Payment or for one-twelfth (1/12th) of such greater amount as may be later estimated by Landlord to be due by Tenant under this Paragraph as the Escalation Payment for the then current year. The amount of the first bill or invoice shall be determined by multiplying the monthly amount due by the number of calendar months of the then current year which shall have commenced as of the date of the bill or invoice. In the event of such billing or invoicing procedure by Landlord, then Tenant shall be bound and obligated to pay such indicated amounts contemporaneously with each required payment of rental hereunder, on the first day of each calendar month, monthly in advance, for each and every month in the term of this Lease, in lawful money of the United States.

    G. Once each calendar year, Landlord shall perform such computations as are necessary to determine the Escalation Payment properly payable by Tenant under this paragraph 15, together with the applicable information required by the form attached hereto and made a part hereof as Exhibit "F". If Tenant shall have overpaid pursuant to the monthly estimates referred to in Paragraph 15.F., Landlord shall refund to Tenant the amount of the excess, but if Tenant shall have underpaid, Landlord shall invoice Tenant for the amount of the underpayment and such underpayment shall be due within thirty (30) days.

    H. Within sixty (60) days from the rendition of any such statement, Tenant may question the amount and propriety of any item appearing or excluded therefrom. Landlord agrees that it will maintain complete and accurate records of all costs and expenses which shall be paid or incurred by it in connection with the operation of the Project. Tenant, at its expense, shall have the right at all reasonable times to audit Landlord's books and records relating to this Lease for any year for which additional rental payments become due, insofar as such books and records pertain to costs involved in rent escalation. Such audit shall be conducted during normal business hours by a certified public accountant or accounting firm mutually acceptable to Landlord and Tenant, provided that Tenant and the persons conducting such audit execute a confidentiality statement provided by Landlord. Such confidentiality statement shall provide that neither Tenant or the persons conducting such audit shall reveal to anyone other than Landlord any of the following: the results of such audit or any information contained in the books and records reviewed in connection with such audit.

    I. Each calendar year an adjustment shall be made in computing the Basic Cost for such year so that the Basic Cost shall be computed for such year as though the Building had been 95% occupied during the entirety of such year and as though 95% of the Building had been provided with Building standard services during the entirety of such year. If the occupancy level in the Building for any calendar year equals or exceeds 95% there shall be no such upward adjustment, but actual costs shall be used to determine Basic Cost for such year. Such upward adjustment shall be made to components of the Basic Cost that fluctuate with the occupancy level of the Building including, without limitation: janitorial services, janitorial supplies, trash hauling, Project maintenance, utilities (including without limitation: water, sewer and electricity) and management fees. The following components of the Basic Cost shall be conclusively deemed not to fluctuate with the occupancy level of the
       Building: property taxes and assessments, amortized capital improvement costs, insurance and insurance premiums, pest control, landscaping services, security services, and costs associated with the operation or maintenance of the parking area. As to all other

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

       components of the Basic Cost, Landlord shall be entitled to include any or all of them in the upward adjustment if Landlord reasonably determines that such inclusion is appropriate based on the relationship of such component to the occupancy level of the Building.

16. EMINENT DOMAIN

    If a substantial and significant part of the Project is taken by eminent domain such that Tenant's occupancy is impaired, Landlord may elect to terminate this Lease. If the Lease is not terminated, and the taking involved a portion of the Leased Premises, rental shall be reduced in proportion to the area of the Leased Premises taken and Landlord shall repair any damage to the Leased Premises resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under this Paragraph 16, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

17. ACCESS BY LANDLORD

    Landlord, its agents and employees shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine its condition, to make any repairs or alterations required to be made by Landlord, to show the Leased Premises to prospective purchasers or tenants and for any other purpose deemed reasonable by Landlord.

18. DEFAULT AND REMEDIES

    A. It shall be an "Event of Default" if:

       (1) Tenant fails to make a timely payment of Base Rental, additional rent or any other amount owed by Tenant under this lease when and as the same shall become due and payable; provided, however, that Tenant has failed to cure such default within five (5) business days after Landlord provides notice of same to Tenant.

       (2) Tenant fails to comply with any other obligation under this Lease and does not cure such failure as soon as reasonably practicable and in any event within thirty (30) days after notice. If the nature of the default is such that a cure cannot be completed within thirty (30) days, provided that the default does not create a hazard, jeopardize insurance coverage or materially and adversely affect other occupants of the Building, such thirty (30) day period shall be extended, provided that Tenant promptly commences and diligently pursues such cure to completion.

       (3) Tenant abandons or vacates fifty percent (50%) or more of the Leased Premises, while failing to pay Base Rental and other payments when due. However, if Tenant does abandon or vacate 50% or more of the Leased Premises even though Tenant is current on rental payments hereunder at the time of the abandonment or vacating, Landlord shall have the right to recapture all or any portion of the abandoned or vacated portion of the Leased Premises. In the event Landlord does recapture any of such space, Tenant shall thereafter be relieved of its covenants, duties and obligations for that portion of the Leased Premises recaptured by Landlord.

       (4) Tenant becomes insolvent, makes a transfer in fraud of creditors or an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a petition under any section or chapter of the United States Bankruptcy Code or any similar law or statute; or an order for relief is entered with respect to Tenant in any bankruptcy, reorganization or insolvency proceedings; or a pleading seeking such an order is not discharged or denied within sixty (60) days after its filing; or a receiver or trustee is appointed for all or substantially all assets of Tenant or of the Leased Premises or any of Tenant's property located thereon in any proceeding brought by Tenant, or any receiver or trustee is appointed in any proceeding brought against Tenant and not discharged within sixty (60) days after appointment or Tenant does not contest such appointment; or any part of Tenant's estate under this lease is taken by process of law in any action against Tenant.

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

    B. On any Event of Default, Landlord may terminate this Lease by notice to Tenant, or continue this Lease in full force and effect, and/or perform Tenant's obligations on Tenant's behalf and at Tenant's expense.

       (1) If and when this Lease is so terminated, all rights of Tenant and those claiming under it will terminate, as if this Lease had expired by lapse of time. Landlord may immediately recover from Tenant all accrued, unpaid sums, plus interest and late charges, if in arrears, under the terms of this Lease up to the date of termination. In addition, Tenant will immediately pay Landlord the excess, if any, of
           (a) the present value of all amounts which would have become due under this lease for the remainder of the term, over (b) the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Leased Premises for the remainder of the term, taking into consideration the cost of such reletting, including remodeling, the availability of acceptable tenants and other market conditions affecting leasing. Such present value shall be calculated at a discount rate which is the lesser of
           (a) the maximum rate allowed by law, or (b) the rate commonly called the prime or base rate announced by Texas Commerce Bank, N.A. (or its successor, but if there is no successor which announces a prime or base rate, then by a national rate selected by Landlord) at the time of such termination.

       (2) Until the Lease is so terminated, Landlord may terminate Tenant's right of possession and, on Tenant's behalf and at Tenant's expense may sublet any of the Leased Premises (and, on expiration or termination of the sublease, may re-sublet), for all or part of the remainder of the term, on whatever terms and conditions Landlord in its sole discretion deems advisable. Against the rents and sums due from Tenant to Landlord during the remainder of the term, credit will be given Tenant in the net amount of rent received from the new tenant after deduction by Landlord for: (1) the costs incurred by Landlord in reletting the Leased Premises (including, without limitation, repair and remodeling costs, brokerage fees, reasonably legal fees and the like); and (2) all accrued sums, plus interest and late charges if in arrears under the terms of this Lease.

       (3) Upon any Event of Default or when Tenant is no longer entitled to possession, Landlord may enter the Leased Premises and dispose of Tenant's property as herein provided, without any civil or criminal liability, and may perform Tenant's obligations hereunder on Tenant's behalf. Tenant will reimburse Landlord on demand for Landlord's reasonably attorneys' fees and other expenses in doing so, and Landlord shall not be liable for any damages resulting to Tenant, whether or not caused by landlord's negligence or gross negligence. This Paragraph 18.B(3) survives expiration or termination of the Lease.

    C. No repossession, re-entering or reletting of the Leased Premises or any part thereof by Landlord relieves Tenant of its liabilities and obligations under this Lease.

    D. All rights and remedies of Landlord under this Lease will be nonexclusive of and in addition to any other remedies available to Landlord at law or in equity.

    E. In no event shall Tenant or Landlord be subject to any exemplary or punitive damages arising out of failure to perform as agreed in this Lease.

    F. Landlord's failure to insist on strict compliance with any term hereof or to exercise any right or remedy, does not waive the same. Waiver or any agreement regarding any breach does not affect any subsequent or other breach, unless so stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be a waiver of the breach, and no waiver by Landlord of any violation or provision of this Lease shall be effective unless expressed in writing and signed by landlord. Payment by Tenant or receipt by landlord of a lesser amount than due under this Lease may be applied to such of Tenant's obligations as Landlord elects. No endorsement or statement on any check, and no accompanying letter, shall make the same an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

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

    G. Past due rent shall bear interest from date due until paid at the lesser of eighteen percent (18%) per annum or the maximum non-usurious interest rate permitted by law.

    H. In the event of termination or repossession of the Leased Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Leased Premises, or any portion thereof, and to collect rental after reletting; however, it is understood that Landlord maintains the right to lease any other vacant space within the Project prior to being obligated to relet the Leased Premises. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

19. ATTORNEYS' FEES

    If either party prevails in any litigation between the parties arising under this Lease or the relationship it creates, the non-prevailing party will on demand pay or reimburse the prevailing party's reasonable attorney's fees, costs and expenses.

20. LANDLORD DEFAULT AND NOTICE TO MORTGAGEE

    If Landlord neglects or fails to comply with any of its obligations contained in this Lease, and such default continues for a period of thirty (30) days after Tenant provides written notice to Landlord (any Mortgagees whose name and address have been provided to Tenant) of the specific circumstances giving rise to such default (provided, however, that if the nature of such default is such that a cure cannot be completed within thirty (30) days, such thirty (30) day period shall be extended a reasonable time to complete such cure, as long as Landlord promptly commences and diligently pursues such cure to completion). Tenant shall not sue Landlord for damages or exercise its right to terminate, if any, unless (1) it gives written notice to Landlord and any Mortgagee whose name and address have been furnished to Tenant, and (2) thirty (30) days for remedying the act or omission giving rise to such suit has elapsed following the giving of the notice, without the same being remedied; provided that, if the nature of the default is such that a cure cannot be completed within thirty (30) days, such thirty (30) day period shall be extended, and provided that a cure is promptly commenced and diligently pursued to completion. During that time Landlord shall not be considered in default, and Landlord and/or any Mortgagee and/or their employees may enter the Leased Premises and do therein whatever may be necessary to remedy the act or omission. All rights and remedies of Tenant under this Lease will be nonexclusive of and in addition to any other remedies available to Tenant at law or in equity, except as limited by the provisions of this Lease.

21. NONWAIVER

    Neither acceptance of rent by Landlord nor payment of rent by Tenant, nor failure by Landlord or Tenant to complain of any default of the other party shall constitute a waiver of any of Landlord's or Tenant's rights hereunder. Waiver by Landlord or Tenant of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

22. HOLDING OVER

    If Tenant remains in possession of the Leased Premises after the expiration of the term of this Lease without Landlord and Tenant executing a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of two times the per day rental provided hereunder, computed on the basis of a thirty (30) day month. Notwithstanding provisions to the contrary applicable during the original term or any extension term of this Lease, Landlord shall have the right to terminate the tenancy at sufferance immediately upon deliver of notice to Tenant.

23. NOTICE

    Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Certified Mail, postage prepaid, if for Landlord to the Building office; or if for Tenant, to the Leased Premises with a copy to the General Counsel of Tenant, located at 3200 Southwest Freeway, 16th Floor, Houston, Texas 77027. Such addresses may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand), or when post marked (if sent by mail).

24. LANDLORD'S MORTGAGE

    At any time the Project is subject to a mortgage and/or deed of trust, and Tenant gives notice to Landlord alleging default by Landlord, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall

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

have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right (but no obligation) to cure such default during the period that is permitted to Landlord, plus an additional period of thirty (30) days. Tenant will accept curative action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord, Tenant will, at such time or times as Landlord may request, sign a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements as may reasonably requested.

25. CONDITION OF PREMISES
    AND LANDLORD'S CONTRIBUTION

    A. Landlord will tender the Leased Premises in an "as-is" condition; however, Landlord will contribute the sum of $5.00 per square foot of Rentable Area towards Tenant's cost of supplying and installing permanent leasehold improvements in the Leased Premises in accordance with the Project Schedule attached hereto and made a part hereof as Exhibit "G". Payments by Landlord shall be made directly to the general contractor performing the work.

    B. If Tenant's cost referred to in paragraph A above exceeds $5.00 per square foot of Rentable Area, Landlord shall advance to Tenant the amount of such excess, if Tenant so requests, in an amount not to exceed $8.50 per square foot of Rentable Area. Tenant's decision to use this "Special Leasehold Allowance" must be made within thirty (30) days following execution of this Lease. Landlord and Tenant will enter into an amendment of this Lease specifying the amount of the Special Leasehold Allowance, the repayment of such amount as additional rent and the revisions to be made to the rent schedule in Paragraph 3. hereof. The amount of the Special Leasehold Allowance plus interest thereon at the rate of twelve percent (12%) per annum shall be repaid by Tenant, as additional rent, in equal monthly installments for each month of the original term of the Lease commencing with the first payment due thereunder. Payments of the Special Leasehold Allowance by Landlord shall be made directly to the general contractor performing the work.

26. SPACE PLANNING SERVICES

    Tenant shall provide full space planning services, including construction drawings for all leasehold improvements including MEP. drawings. Landlord will contribute the sum of $.50 per square foot of Rentable Area toward Tenant's cost of preparation of said drawings. Such reimbursement will be made by Landlord within thirty (30) days following receipt of an invoice from Tenant itemizing in reasonable detail such costs.

27. MOVING ALLOWANCE

    Landlord will reimburse Tenant for all reasonable costs or expenses incurred by Tenant in moving from its present location to the Leased Premises. Such costs and expenses are to include the physical move, telephone installation, stationery costs, and other related items. Such reimbursement shall not exceed the sum of $1.50 per square foot of Rentable Area and will be made by Landlord within thirty (30) days following receipt of an invoice from Tenant itemizing in reasonable detail such costs and expenses.

28. PARKING

    A. Landlord shall make available to Tenant three hundred twenty (320) monthly parking permits, which will entitle the holders thereof to entry into the parking areas located at the 3800 Buffalo Speedway Garage, the Greenway East Garage, the rooftop of the Greenway East Garage or the surface parking lot adjacent to the Building. Fifteen (15) of said 320 parking permits shall be for areas designated by Landlord as reserved in the 3800 Buffalo Speedway Garage.

    B. Landlord may specify parking areas for Tenant's remaining 305 parking permits in unreserved areas determined by Landlord. At least 225 of said parking permits will be for areas in either the 3800 Buffalo Speedway Garage or the Greenway East Garage, and Landlord shall use reasonable efforts to insure that the remaining 80 permits will be in the Greenway East Garage. Landlord shall have the right, at any time and from time to time to change the designation of the remaining parking permits.

    C. There shall be no charge to Tenant for parking permits during the first thirty (30) months of the term of this Lease. Tenant agrees to pay Landlord the sum of $25.00 per parking permit, per month, plus applicable taxes for all permits in areas designated as unreserved beginning with the thirty-first (31st) month of the

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

       term of this Lease through the sixtieth (60th) month and the sum of $35.00 per parking permit, per month, plus applicable taxes for all permits in areas designated as unreserved from the sixty-first (61st) month through the remainder of the original term of the Lease. Tenant will pay the sum of $50.00 per parking permit, per month, plus applicable taxes for all permits in areas designated as reserved beginning with the thirty-first (31st) month of the term of this Lease through the remainder of the original term of the Lease.

    D. The driver of each car shall have so-called "in-and-out" privileges. Landlord shall not be responsible for any loss or damage to any car or property therein or for injuries (fatal or non-fatal) to persons occurring within the parking areas or garages, except to the extent of its own negligence or that of its own agents or employees in the scope of their employment.

29. VISITOR PARKING

    Landlord will provide during the original term of the Lease, ten (10) visitor parking spaces for Tenant's customers adjacent to the Building, as shown on Exhibit "H" attached hereto and made a part hereof, at no cost to Tenant. It shall be the sole responsibility of Tenant to insure that said ten (10) parking spaces are used for their intended purpose.

30. BUILDING IDENTIFICATION

    So long as Tenant occupies at least 79,533 square feet of Rentable Area in the Building, at Tenant's option, the name of the Building shall contain a word or words identifying Tenant, accompanied by the word "Building" or other noun connotating an edifice as may be mutually agreed upon by Landlord and Tenant. Additionally, so long as Tenant maintains the aforesaid occupancy level, Tenant's name shall be displayed in a manner to comply with the requirements of the Richmond/Weslayan Scenic District of the City of Houston and the graphics program of Greenway Plaza. Landlord has approved the signage as depicted on Exhibit "I" attached hereto and made a part hereof. Landlord, or its contractor, will perform said work at Tenant's sole expense. Upon expiration of this Lease, Tenant shall pay for the removal of such signage. Said right is non-transferrable to any other entity without prior written consent of Landlord, which consent shall not be unreasonably withheld. The provisions of the preceding sentence shall not apply if Tenant's name is changed as a result of any merger, consolidation or corporate reorganization by Tenant.

31. BUILDING RENOVATION

    A. Landlord at its sole cost and expense, shall refurbish the existing lobby, entryways and vestibules on the B-1 and B-2 levels of the Building. Landlord will determine the style and quality of such refurbishments in its sole discretion. Work by Landlord shall commence on or before a date which is four (4) months from the date of execution of this Lease and shall be completed in a timely manner in accordance with all applicable building ordinances and codes. With regard to said Building renovation, the work and extent of refurbishment shall be described in Exhibit "J" attached hereto and made a part hereof.

    B. Landlord at its sole cost and expense, shall return the restrooms on the third (3rd) , fourth (4th) and fifth (5th) floors to their original configuration; however, Landlord shall extend the women's restroom on the third (3rd) floor (as shown on Exhibit J) to include two (2) additional water closets. Additionally, Landlord, at its sole cost and expense, shall refurbish all of the above mentioned restrooms in a style and quality determined solely by Landlord. Landlord will provide improvements in the restrooms in accordance with Exhibit J.

32. RENEWAL OPTION

    A. Subject to the condition that Tenant shall not at such time be in default beyond the applicable grace period of any of the terms or provisions of this Lease, Tenant shall have the option to renew this Lease subject to all of the same terms, covenants and conditions for a period of five (5) years commencing on the day after the last day of the original term of this Lease, except that the rental rate shall be at the Prevailing Market Rate (as hereinafter defined). The term "Prevailing Market Rate", as used herein, shall be the rental rate charged for comparable space considering leasehold improvement allowances, expense stops and base years used for escalation purposes and parking charges in other comparable office buildings in the Greenway Plaza area and the Galleria area of Houston, Texas.

    B. In order to exercise such renewal option, Tenant shall advise Landlord in writing of its intention to renew no earlier than fifteen (15) months nor later than twelve

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

       (12) months prior to the end of the original term of this Lease. Within fifteen (15) days thereafter, Landlord shall advise Tenant in writing of the Prevailing Market Rate applicable during the renewal term. Within thirty (30) days after Tenant has received such rental information from Landlord, Tenant shall give Landlord written notice of the exercise of its option, and in such notice advise Landlord if Tenant accepts the Prevailing Market Rate proposed by Landlord or disputes the Prevailing Market Rate and elects to have the Prevailing Market Rate determined by arbitration pursuant to this Paragraph 32. Failure of Tenant to give such notice within such thirty (30) day period shall cause such option to be void and of no further force and effect.

    C. Within fifteen (15) days from the date of Tenant's notice to Landlord advising Landlord of the exercise of its option to renew, and if Tenant disputes the Prevailing Market Rate as outlined in Paragraph 32.B above, Landlord and Tenant will attempt to agree on one arbitrator who will determine the Prevailing Market Rate. If they are able to agree on the arbitrator, then that person shall proceed to make the determination. If they are unable to agree on the arbitrator within fifteen (15) days after first attempting to do so, then either party may submit the dispute with respect thereto to arbitration by the giving of written notice to the other party, which notice shall state the name and address of an arbitrator appointed by the first party. Within ten (10) days after the giving of such notice, the other party shall appoint a second arbitrator and notify the first party of the name and address of the second arbitrator. Coincident with the appointment of each arbitrator, the arbitrator shall be given a written statement of the issue submitted to it and the text of the definition of Prevailing Market Rate as set forth in Paragraph 32.A. hereof. If the party entitled to do so fails to timely appoint the second arbitrator, the first arbitrator shall proceed to resolve the issue. If the second arbitrator is appointed, the two arbitrators shall meet within ten (10) days after the appointment of the second arbitrator and attempt to resolve the issue. If, within thirty
       (30) days thereafter, they have not agreed upon the resolution of the issue, they shall appoint a third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator within ten (10) days after the expiration of the aforesaid thirty (30) day time period, the third arbitrator shall be selected by Landlord and Tenant jointly or, if within a period of fifteen (15) days after first attempting to do so, Landlord and Tenant are unable to agree upon the identity of the third arbitrator, then either Landlord or Tenant on behalf of both may request that the United States District Judge for the Southern District of Texas, Houston Division (in his individual, but not judicial, capacity), who is then senior in service, appoint the third arbitrator. The third arbitrator, regardless of whether appointed by the two arbitrators or by Landlord and Tenant jointly, or by the act of the said District Judge, shall be fully empowered to act hereunder as if originally appointed as one of the first two arbitrators by Landlord and Tenant. The arbitrator or arbitrators, as the case may be, shall then resolve the issue submitted. The decision of the arbitrator or arbitrators shall be given within a period of thirty
       (30) days after the appointment of the first arbitrator (if no other arbitrator is appointed), the second arbitrator (if only two arbitrators are appointed and they agree on the resolution of the issue) or the third arbitrator (if three arbitrators are appointed). The decision of the single arbitrator (if no other arbitrator is appointed), or the decision in which any two arbitrators shall have concurred or, if there are three arbitrators and no two arbitrators can concur, then the average of the two closest mathematical determinations shall constitute the decision and shall be final, binding and conclusive on Landlord and Tenant. Any final, binding and conclusive decision of the arbitrator or arbitrators shall be nonappealable and enforceable in any court having jurisdiction. If any arbitrator shall fail, refuse or become unable to act, a new arbitrator shall be appointed in its place by the party which appointed it or, if the arbitrator was the third arbitrator so appointed, by following the same method as was originally followed with respect to the appointment of the third arbitrator. All hearings and proceedings held by the arbitrators shall take place in Houston, Texas.

    D. Landlord shall pay the fees and expenses of each arbitrator appointed by it hereunder, and Tenant shall pay the fees and expenses of each arbitrator appointed by it hereunder. Landlord and Tenant shall share equally the fees and expenses of each third arbitrator appointed hereunder.

    E. No person shall be appointed or, if appointed, qualified to act as an arbitrator under this Paragraph 32, unless the person is (1) qualified to evaluate, and shall have been actively engaged for not less than ten (10) years immediately preceding the arbitrator's appointment in the evaluation of high rise office buildings in Houston, Texas, (2) a member of the American Institute of Real Estate Appraisers, or any successor association or body of comparable standing if such

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

       Institute is not then in existence, or a qualified leasing agent and broker and (3) not associated with, by business relationship or otherwise, either party hereto or any Affiliate of either party hereto and is likely to render an impartial decision on the issue to be resolved.

33. PREFERENTIAL RIGHT TO LEASE

    If at any time or times during the original term of this Lease space on the first (1st) floor of the Building becomes available for direct lease by Landlord to a third party and no less than twenty-four (24) full calendar months remain in the original term of this Lease, Landlord shall not enter into a lease of such space, except with Sanus Corp. Health Systems ("Sanus") to whom Landlord has granted expansion and preferential rights on portions of such space which portions are designated as Sanus Expansion Option #1 and Sanus Expansion Option #2 on Exhibit "K" attached hereto and made a part hereof, or Tenant, except upon compliance with the following procedures:

    A. Each time any such space on said floor becomes available for direct lease and Sanus shall have declined or failed to exercise its expansion or preferential rights in favor of Sanus with respect to such space, Landlord shall give written notice to Tenant of such fact at least thirty
       (30) days before the space becomes available, said notice to set out the amount and location of the space and the date of availability. Tenant shall then have a period of ten (10) working days from receipt of such notice from Landlord within which to elect to include such space under this Lease. The rental rate for such space shall be at the prevailing Building rental rate in effect on the date of availability.

    B. In the event Tenant elects to lease such space, an amendment of this Lease shall be executed by Landlord and Tenant no later than twenty (20) days after Landlord shall have submitted to Tenant copies of such amendment for execution purposes. The lease term for such space shall commence upon the date of availability as set out in Landlord's written notice or such later date as is mutually agreed upon between Landlord and Tenant, but in no event shall the lease term for such space commence later than sixty (60) days from the date of availability, and shall continue for the then unexpired current term (original term or renewal term, as the case may be) of this Lease.

    C. Any additional space leased by Tenant under this Paragraph 33, shall be tendered by Landlord and accepted by Tenant in an "as-is" condition. Landlord stipulates that any additional space tendered in "as-is" condition shall have been improved with at least Building standard quality improvements, but not necessarily in Building standard quantities.

    D. In the event Tenant elected to lease space under the provisions of this Paragraph 33, and Sanus elects to exercise its expansion option on such space following Tenant's occupancy thereof, Tenant covenants and agrees to vacate such space within sixty (60) days following receipt of written request to do so from Landlord.

34. ASBESTOS

    A. Landlord advises Tenant that, based on studies prepared by Law Engineering Company, asbestos-containing materials are present in (1) roofing felt flashing, (2) the mastic glue which reinforces the pipe elbow outer wrap in the penthouse mechanical room, and (3) the mastic glue which reinforces the pipe elbow outer wrap in the mechanical rooms. Landlord shall, at Landlord's sole cost and expense, remove (or cause to be removed) all such mastic glue in the mechanical rooms of the third
       (3rd), fourth (4th) and fifth (5th) floors prior to the occupancy of any portion of the Leased Premises by Tenant in accordance with all applicable laws and shall certify such removal to Tenant in writing.

    B. Landlord has complied, in all material respects, with the provisions of all federal, state and local laws, ordinances and regulations pertaining to health and the environment (the "Environmental Laws") in its ownership and operation of the Leased Premises. Landlord's operation of the Leased Premises will be conducted throughout the Lease term in substantial compliance with all Environmental Laws. Landlord will be responsible for all costs and expenses incurred during the Lease term in complying with Environmental Laws which relate to the Leased Premises that (i) arise out of conditions existing at the commencement of the Lease term, or (ii) occur at any time during or subsequent to the Lease term, other than those resulting from the acts or omissions of Tenant or Tenant's agents, contractors, employees or invitees.

35. MISCELLANEOUS

    A. Provided Tenant complies with its covenants, duties and obligations hereunder, Tenant shall quietly have, hold and enjoy the Leased Premises subject to the terms and provisions of this Lease.

    B. In any circumstance where Landlord is permitted to enter the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises; be a breach by Landlord of any of its obligations; render Landlord liable for damages; entitle Tenant to be relieved from any of its obligations, nor grant Tenant any right of setoff, recoupment or other remedy. In connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises.

    C. Tenant will not assert any claim or counterclaim against Landlord of whatever nature or description in any legal proceeding unless during the pendency of the proceeding Tenant pays to Landlord or into the registry of the court all rent due under this Lease.

    D. The remedies of Landlord shall be cumulative and no remedy, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise provided in this Lease, granting of consent is within the sole discretion of the party whose consent is required and withholding of such consent need not be reasonable or based on good cause.

    E. Where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

    F. The doctrine of independent covenants shall apply in all matters relating to this Lease including, without limitation, the obligation of Landlord to perform Landlord's covenants under this Lease, as well as the obligation of Tenant to pay rent and perform Tenant's other covenants under this Lease. Landlord has made no warranties to Tenant that the Leased Premises are suitable for Tenant's intended commercial purpose. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any covenant, warranty or duty not expressly set forth in this Lease, unless such waiver or relinquishment is prohibited by law.

    G. Under no circumstances whatsoever shall Landlord or Tenant ever be liable to the other for consequential damages or special damages.

    H. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of their respective covenants, duties or obligations) are performable exclusively in Houston, Harris County, Texas.

    I. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Lease, but such other provisions shall continue in full force and effect.

    J. The term "Landlord" shall mean only the owner, for the time being of the Building, and in the event of the transfer by such owner of its interest, Landlord shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder shall be satisfied only out of the interest of Landlord in the Building existing at the time of the occurrences of the event giving rise to such liability, which for purposes of this Lease shall be deemed to be not less than $2,000,000.00.

36. FORCE MAJEURE

    Whenever a period of time is herein prescribed for the taking of any action by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of the other party or any of such other party's employees or agents, or any other cause whatsoever beyond the control of such party.

37. STAIRWELL LICENSE

    Landlord and Tenant will enter into a Letter Agreement authorizing Tenant's employees to use the stairwells in 3800 Buffalo Speedway for access between any contiguous floors of the Building occupied by Tenant. Such Agreement shall be in the form of Exhibit "L" attached hereto and made a part hereof.

38. ENTIRE AGREEMENT AND BINDING EFFECT

    This Lease and any attached exhibits signed or initialed by the parties constitute the entire agreement between Landlord and Tenant. No prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, except by written instrumentation signed by Landlord and Tenant; no agent or employee of Landlord or Tenant has authority to orally modify this Lease. Paragraph captions are for convenience only, and neither limit nor amplify the provisions of this Lease. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment and subletting by Tenant. The submission of this Lease by Landlord for examination does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution by all parties and delivery by Landlord to Tenant.

DATED this 20th day of November 1990

                                       GREENWAY PLAZA, LTD., by its managing
                                       partner, J/K-G/P #1, LTD., by its sole
                                       general partner, J/K Holdings, Inc.

                                       By /s/ Douglas W. Schnitzer

                                          --------------------------------------
                                              Douglas W. Schnitzer, President

                                                                        LANDLORD

                                       UNITED SAVINGS ASSOCIATION OF
                                       THE SOUTHWEST FSB

                                       By /s/ Kenneth H. Thorn

                                          --------------------------------------
                                              Kenneth H. Thorn, President

UnitSav                                                                   TENANT

                          METES AND BOUNDS DESCRIPTION

                                  33.431 Acres
                             Greenway Plaza, Phase I

Being a tract or parcel of land containing 33.431 acres out of the A.C. Reynolds League, Abstract 61, Harris County, Texas, with said tract including all of Greenway Plaza, Section 1, of record per the map recorded in Volume 127, Page 71, Harris County Map Records, and being more particularly described by metes and bounds as follows, basing all bearings and distances on an unrecorded plat entitled Composite Map of Greenway Plaza, prepared by Turner, Collie and Braden, Inc., dated May 1971, revised September 10, 1972, July 19 and August 3, 1973:

COMMENCING at the southwest corner of the intersection of Richmond Avenue (120 feet wide) and Buffalo Speedway (100 feet wide), said intersection being a point on a curve to the left;

THENCE, 509.49 feet southwesterly along the arc of said curve and the southerly right-of-way line of said Richmond Avenue (Delta Avenue = 6 degrees 53'23", Radius = 4237.18 feet, Chord = South 79 degrees 26'34" West, 509.21 feet) to the northwest corner of the tract of land conveyed to Texas Investment Builders Company per the deed recorded in Volume 5044, Page 560, Harris County Deed Records and the POINT OF BEGINNING of the tract herein described;

THENCE, South 09 degrees 53'00" East, along the westerly line of said Texas Investment Builders Company tract, and the westerly line of an additional tract conveyed to said Texas Investment Builders Company per the deed recorded in Volume 6164, Page 422 of said Deed Records a distance of 224.00 feet to the southwest corner of last mentioned deed;

THENCE, North 80 degrees 07'00" East, 250.00 feet along the southerly line of said deed recorded in Volume 6164, Page 422, to an intersect with the westerly line of the tract of land conveyed to Greenway Bank and Trust per the deed recorded in Volume 6051, Page 610 of said Deed Records;

THENCE, South 09 degrees 53'00" East along the westerly line of said Greenway Bank and Trust tract and the tract conveyed to Buffalo Tower Company per the deed recorded in Volume 6652, Page 369 of said Deed Records, at 115.41 feet pass the common corner to said tracts, a total distance of 323.25 feet to the southwest corner of said Buffalo Tower Company tract;

THENCE, along the southerly boundary of said tract recorded in Volume 6652, Page 69 the following four courses:

         North 80 degrees 07'00" East, 163.22 feet;

         North 74 degrees 22'39" East, 100.00 feet;

         North 80 degrees 07'00" East, 54.00 feet;

         North 32 degrees 20'38" East, 13.37 feet to an intersect with the westerly right-of-way line of said Buffalo Speedway, said intersect being a point on a non-tangent curve to the right;

THENCE, 358.32 feet southeasterly along the arc of said curve and westerly right-of-way line of Buffalo Speedway (Delta Angle = 03 degrees 36'53", Radius = 5679.65 feet, Chord = South 13 degrees 59'45" East, 358.26 feet) to the northeasterly corner of the tract conveyed to The First City National Bank, trustee, per the deed recorded in Volume 6327, Page 156 of said Deed Records;

THENCE, departing said Buffalo Speedway right-of-way, South 80 degrees 07'00" West, 262.89 feet to the northwest corner of said First City National Bank tract;

THENCE, South 09 degrees 53'00" East, 370.00 feet to the southwest corner of said First City National Bank tract and an intersect with the northerly right-of-way line of U.S. 59, Southwest Freeway (varying width);

                                   EXHIBIT A
                                  Page 1 of 2

THENCE, South 80 degrees 07'00" West, 781.45 feet along the northerly line of said Freeway to the beginning of a tangent curve to the right;

THENCE, 514.43 feet westerly along the arc of said curve and northerly Freeway right-of-way line (Delta Angle = 05 degrees 10'22", Radius = 5698.09 feet, Chord = South _?2 degrees 42'11" West, 514.26 feet) to an intersect with the southerly cut-back corner of the easterly right-of-way line of Edloe Street (varying width);

THENCE, North 47 degrees 18'03" West, 20.33 feet along said cut-back and easterly right-of-way line of Edloe Street;

THENCE, continuing along said Edloe Street right-of-way line, North 00 degrees 02'00' East, 1149.87 feet to an intersect with the southerly right-of-way line of said Richmond Avenue, said intersect being a point on a non-tangent curve to the left;

THENCE, 381.81 feet easterly along the arc of said curve and Richmond Avenue right-of-way line (Delta Angle = 05 degrees 38'18", Radius = 3879.72 feet, Chord = North 74 degrees 34'09" East, 381.64 feet);

THENCE, continuing along said Richmond Avenue right-of-way line and tangent to said curve, North 71 degrees 45'00" East, 79.75 feet to the beginning of a tangent curve to the right;

THENCE, 314.16 feet easterly along the arc of said curve and Richmond Avenue right-of-way line (Delta Angle = 04 degrees 14'53", Radius = 4237.18 feet, Chord = North 73 degrees 52'26" East, 314.08 feet) to the POINT OF BEGINNING, containing a computed area of 33.431 acres of land.

Compiled by:
SURVCON, INC.

Houston, Texas                      [STATE SEAL]
Job #5044-005

December 1978

                                  [FLOOR PLAN]

                    APPROXIMATELY 15,285 RENTABLE SQUARE FEET

                                   EXHIBIT "B"

                                  [FLOOR PLAN]

                    APPROXIMATELY 32,124 RENTABLE SQUARE FEET

                                  EXHIBIT "B-1"

                                  [FLOOR PLAN]

                    APPROXIMATELY 32,124 RENTABLE SQUARE FEET

                                  EXHIBIT "B-2"

                                   EXHIBIT "C"

                            HVAC CRITERIA CONDITIONS

- --------------------------------------------------------------------------------

1.       Outside design conditions are as follows:          Dry Bulb
                                                            degree F

         Summer Outside Air Temperature                       97
         Winter Outside Air Temperature                       15

2.       Cooling inside design conditions are as follows:   Dry Bulb
                                                            degree F

         Inside Temperatures (Offices & Lobbies)             72-78*

3.       Heating inside design conditions are as follows:   Dry Bulb
                                                            degree F

         Inside Temperatures (Offices & Lobbies)             70-75

* Interior air conditioning loads based on the following Base Building criteria:

1.       150 square feet/person

2.       Power = 0.5 watts/square foot

3.       Lighting (fluorescent w/heat extract) = 2.0 watts/square foot

GREENWAY PLAZA                                Janitorial Cleaning Specifications

General Offices and Corridors (Daily)
1.       Empty and clean all ash trays.
2.       Empty and clean all waste baskets.
3.       Clean all cigarette urns.
4.       Sweep and dust clean composition floors with treated mops.
5.       Dust all desks, tables, files and horizontal surfaces.
6. Dust all desk accessories (including phones) and replace in proper position.
7.       Vacuum all carpets thoroughly.
8.       Damp mop any spillage.
9.       Remove trash to designated areas.
10.      Spot clean woodwork and doors to remove fingerprints.
11.      Clean drinking fountains.
12. Spot clean interior glass doors and glass partitions daily and damp wipe weekly.

General Offices and Corridors (Monthly)
1.       Dust all cabinets, files and chairs.
2.       Dust all paneling with appropriate cleaning products.
3.       Dust picture frames.
4.       Damp wipe and polish dry marble in tenant elevator lobbies.

General Offices and Corridors (Quarterly)
1. High dust tops of doors and partitions, high ledges, high files, ventilating and air conditioning outlets and return air grills.
2.       Dust Blinds.

Entrance Lobby Areas
1.       Sweep or vacuum all floors daily with proper equipment.
2.       Buff all floors once a week and refinish commensurate with traffic.
3.       Dust and polish directory boards daily.
4.       Spot clean entrance door glass and side lights daily and wash weekly.
5.       Empty and clean ash trays and sand urns daily.
6.       Scrub and polish drinking fountains daily.
7.       Spot clean walls daily to remove finger marks and smudges.
8.       Remove any spillage daily.

Elevators and Escalators
1.       Vacuum elevator carpet daily.
2.       Clean exterior and interior doors and trim nightly.
3.       Clean cabs nightly.
4.       Wash elevator walls monthly as required.
5.       Dust and polish control and dispatch panels nightly.
6.       Dust ceiling grills monthly.
7.       Dust escalator skirts nightly and polish monthly.
8.       Clean steps daily.
9.       Keep hand rails cleaned and treated as required.

Stairwells
1.       Empty and wipe out all waste paper containers.
2.       Spot clean walls as required.
3.       Police all stairwells regularly.

Restrooms (Daily)
1.       Empty and wipe out all waste paper containers.
2.       Polish all mirrors.
3.       Clean all laboratory fixtures.
4.       Sinks, toilet bowls and urinals to be kept free of scale at all times.
5. Wash and sanitize underside and tops of toilet seats, toilet fixtures and compartments.
6.       Refill soap, towel and tissue containers (building stock).
7.       Wipe down walls around laboratories.
8.       Mop all laboratory floors.
9.       Fill floor drains where installed.
10.      Dust all horizontal surfaces.
11.      Empty, clean and disinfect sanitary napkin dispensers.

Restrooms (Monthly)
1.       Wash down ceramic tile walls and toilet compartments partitions.
2.       Perform high dusting.
3.       Brush down vents.

General Floor Services
1.       Machine scrub and wash all composition floors once each month.
2.       Buff all floors once each month.
3.       Buff halls (public areas only) once each week.

Window Cleaning Services
1. Clean all windows inside and outside as necessary above main floor, but in no event less than one (1) time per year interior and two (2) times per year exterior.
2. Wash all lobby glass inside once every other month and outside once per month.

Day Maid Services

Landlord to provide day maid services for the Building as customarily provided by operators of first class multiple tenancy office buildings in Houston, Texas.

                                   EXHIBIT "E"

                              GREENWAY PLAZA, LTD.

                              RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, elevators, shopping malls, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access hereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenants and no employee, agent or invitee of any tenant shall go upon the roof of the Building. The two (2) emergency stairwells located on each floor of the Building shall not be obstructed by tenants or used by tenants or tenants' agents, servants, employees, invitees or contractors or the public in general for any reason or purpose except as an escape route in the event of an emergency.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name advertisement or notice at the expense of the tenant responsible for same and without notice to such tenant. If Landlord shall have given such consent at any time, such consent shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every other sign, placard, picture, name advertisement or notice. All provided signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

3. The premises shall not be used for the storage of merchandise or for lodging. No cooking, other than for warming purposes, shall be done or permitted by any tenant in the Building, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted.

4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, or for any damage done to the furniture or other effects of any tenant by the janitor or any other employee or any other person. Janitor service shall be in accordance with Exhibit "D" of the Lease. Janitor services will not be furnished on nights when rooms are occupied after 9:30 P.M.

5. No animals, or birds, or bicycles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

6. Landlord will furnish each tenant with two keys free of charge. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made except by Landlord. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock. Each tenant upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to tenant.

7. No safes, electronic equipment or other objects larger or heavier than that which the freight elevators of the Building are limited to carry shall be brought into or installed on any premises without Landlord's prior written approval. The moving of such equipment shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators, except during hours and in a manner approved by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining such safe or other property shall be repaired at the expense of the tenant.

8. No tenant shall use or keep in, on or about the premises of the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance in, on or about the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

9. Standard practices of the building trades at the time of construction incorporated into the Building materials containing various quantities of asbestos (primarily spray on fire proofing). All repairs, renovations, alterations or installations (including, without limitation, electrical and communication systems) must be conducted in accordance with and pursuant to OSHA and EPA guidelines and Landlord's standard Building guidelines. All of such work, including, but not limited to, such major improvements as remodeling and something as minor as adding electrical outlets or painting, must be coordinated through the Building Office and approved by Landlord prior to work beginning. Upon completion of such work, the tenant will be required to furnish Landlord with a certification that the completed work was done in accordance with these rules and regulations as they may be amended from time to time.

10. In accordance with and pursuant to OSHA and EPA guidelines regarding asbestos containing material, no tenant shall cause to be open any part of the ceilings in the Building without having first received written permission from the landlord. It is the intent of this policy to prevent any ceiling from being opened in leased space while occupied or in the public areas of the Building during business hours, and includes any action or penetration which would break the plane of the ceiling surface, no matter how slight.

11. For all construction work, ranging from such major improvements as remodeling to something as minor as adding electrical outlets or painting, please contact the Building Office. All requests for such work must first go through the Landlord for approval prior to authorization to begin work. All repairs, renovations, alteration or installations (including, without limitations, electrical and communications systems) effected by any tenant will be conducted in accordance with and pursuant to OSHA and EPA guidelines and Landlord's standard building guidelines. Upon completion of such work, the tenant will be required to furnish the Landlord with a certificate certifying that the completed work has been made in accordance with these rules and regulations as they may be amended from time to time.

12. Landlord reserves the right to exclude from the Building between the hours of 7:00 P.M. and 7:00 A.M. and at all hours on Sundays, legal holidays and after 1:00 P.M. on Saturdays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as Landlord may deem appropriate, including closing and locking doors.

13. The directory board of the Building will be provided for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant shall desire to place upon said directory board over and above the allowance set forth in the Lease Contract must first be approved by Landlord, and if so approved, a charge will be made therefor.

14. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, said above items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

15. No tenant shall obtain for use in the premises, ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in the premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord, except as otherwise set forth in the Lease Contract.

16. At any party where alcoholic beverages are to be consumed on the premises, Tenant is required to have two off-duty policemen attend the party. One policeman should remain in the suite during the party, and one should position himself near the proper elevator bank.

17. Tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the premises, so as to prevent waste or damage. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents or invitees, shall have caused it.

19. Except with the prior written consent of Landlord, no tenant shall sell or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods of merchandise in or on the premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the services or accommodation of occupants of any other portion of the Building.

20. No tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

21. No hand trucks or dollies, except those equipped with rubber tires and side guards, shall be used in any space or in public halls of the Building by any Tenant. No other vehicles of any kind shall be brought into the Building or kept in or about any premises by any tenant, their employees, agents or invitees.

22. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Houston, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

23. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

24. The requirements of the tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

26. These Rules and Regulations are in addition to and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

UnitRule

                                   EXHIBIT "F"
                                   Page 1 of 2

G/L ACCOUNT

     NUMBER                               ACCOUNT DESCRIPTION

- --------------------------------------------------------------------------------
CONTRACT CLEANING
         83200                            Contract Cleaning
SPECIAL CLEANING
         81510                            Window Cleaning - Tower
         81520                            Window Cleaning - Lobby
         81530                            High Pressure Cleaning
         83105                            Cleaning/Janitorial
         83115                            Related Salary Exp.
         83310                            Special Cleaning - Lobby
         83330                            Special Cleaning - Skywalk
                                          (Does not apply for 3800 Buffalo
                                          Speedway)
         83340                            Special Cleaning - Docks
         83410                            Special Clng. - Marble
         83420                            Special Cleaning - Carpet
         83500                            Special Clng. - Vacated Spaces
         83700                            Cleaning Supplies
         83900                            Other Special Cleaning
VARIABLE UTILITIES
         80100                            Electricity
         80300                            HVAC
         80400                            Water and Sewer
UTILITY INCOME
         68200                            Utility Income - HVAC
         68300                            Utility Income - Non-HVAC
         82100                            HVAC Service Cont
         82110                            Utilities - Fixed
         82150                            Utility R&M - Fans
         82170                            Energy Savings
         82180                            Master Calibration
         82190                            Other HVAC R&M
         82210                            Utility Supplies - HVAC Filters
         82240                            Utility Supplies - Diesel Fuel
ELEVATORS
         81600                            Contract Elevator
         81610                            Elevator - Afterhour
         81620                            Elevator - Preventative
         81630                            Elevator - Permit
         81640                            Elevator/Escalator Repairs
         81650                            Elevator/Escalator Supplies
         81690                            Elevator/Escalator - Other
GENERAL AND ADMINISTRATIVE
         81104                            Maintenance Salaries
         81114                            Related Salary Ex-Maint.
         81202                            Engineering Salaries
         81212                            Related Salary Ex-Engineering
         81303                            Parking & Garage Salaries
         81313                            Related Salary Ex-Parking
         81710                            Trash Removal
         81800                            Extermination
         81920                            Skywalk Rights
                                          (Does not apply for 3800 Buffalo
                                          Speedway)
         82220                            Utility Supplies Bulbs
         82300                            Common Area Maint
         82310                            Metal Refinishing
         82321                            Electric Repairs
         82322                            Electric Supplies
         82330                            Carpet/Flooring/Ceiling R&M
         82340                            Restroom Repairs
         82341                            Plumbing Repairs
         82342                            Plumbing Supplies
         82350                            Carpentry and Hardware
         82360                            Window/Glass/Canopy-Repair/Supply
         82370                            Masonry/Plaster/Tile/Marble Repair
         82385                            Waterproofing
         82390                            Painting/Decoration
         82410                            Fire Alarm/Safety
         82610                            Beepers/Pagers/Radios
         82710                            Uniforms
         82720                            Paper/Restroom Supplies
         82730                            Lockshop Supplies
         82790                            General Building
         82810                            Equipment Rental
         82820                            Contract Bldg. Eq
         82830                            Bldg Equip R&M - Non-Contract
         82840                            Auto/Truck Repair

                                   EXHIBIT "F"
                                   Page 2 of 2

G/L ACCOUNT
     NUMBER                               ACCOUNT DESCRIPTION
- --------------------------------------------------------------------------------

         82900                            Other Building Repairs
         84108                            Security Salaries
         84118                            Related Salary Ex-Security
         84120                            Contract Security
         84190                            Other Security
         84506                            Landscaping Salaries
         84516                            Related Salary Ex-Landscaping
         84610                            Landscape Contracts
         84620                            Indoor Plant Services
         84630                            Landscape Supplies
         84640                            Irrigation Supplies
         84690                            Other Landscaping
         86101                            General & Administration
         86111                            Related Salary Ex-G&A
         86200                            Other Salaries
         86210                            Related Salary Ex-Other
         86310                            Temporary Help
         86320                            Employment Agency
         86330                            Employee Auto Allowance
         86340                            Employee Parking
         86350                            Employee Relocation
         86365                            Employee Training
         86410                            Operations Office
         86510                            Office Equipment Rental
         86520                            Office Equipment Contract R&M
         86540                            Furn/Fixture Cost
         86610                            Data Processing Equip. Rental
         86620                            Data Processing Equip. R&M
         86630                            Leased Data Lines
         86690                            Other Data Communication Costs
         86710                            Telephone
         86720                            Postage
         86730                            Messenger/Deliver
         86740                            Photocopying and Duplicating
         86790                            Other Office Cost
         86810                            Office Supplies
         86820                            Maps and Photos
         86910                            Petty Cash (Over)
         86990                            Miscellaneous Esc
         87200                            Directory and Signs
         87320                            Conference Registration Fees
         87330                            Dues and Subscriptions
         87410                            Entertainment
         87420                            Travel

MANAGEMENT FEES

         85100                            Management fees

INSURANCE

         85000                            Insurance

TAXES

         85500                            Taxes
         85600                            Personal Property Taxes

NOTE:
         Whenever expenses are incurred relating to several buildings within Greenway Plaza, a fair and reasonable proration of these expenses shall be determined for each building.

                                   EXHIBIT "G"
                                   Page 1 of 3

                           PROJECT SCHEDULE AGREEMENT

         Greenway Plaza, Ltd., a Texas limited partnership (hereinafter called "Landlord") and United Savings Association of the Southwest FSB, a National Banking Association, (hereinafter called "Tenant") are executing simultaneously with this Project Schedule Agreement a written Lease Contract ("Lease") covering approximately 79,533 square feet of Rentable Area, being comprised of the entirety of the fourth (4th) and fifth (5th) floors (each floor being comprised of 32,124 square feet of Rentable Area), and 15,285 square feet of Rentable Area on the third (3rd) floor ("Leased Premises"), in the building known as the 3800 Buffalo Speedway ("Building"), as more particularly described in said Lease.

         (a) Tenant agrees to prepare all finished and detailed architectural, mechanical, electrical and plumbing drawings and specifications, and to submit said drawings to Landlord for pricing on or before November 27, 1990. Drawings shall be prepared by Tenant's architect, EDI Architectural Interiors and Harry Gendel Architects. In the event that Tenant does not deliver said drawings by said date, Tenant agrees that any such delay shall be a "Tenant Delay". Each calendar day of such delay will correspond to one day of Tenant Delay.

         (b) Upon receipt of Tenant's approved drawings and specifications, Landlord agrees to promptly price the cost of constructing the leasehold improvements in accordance with said plans and specifications by submitting said plans to a minimum of two
                  (2) general contractors, one (1) of whom shall be Innerspace, and by December 4, 1990, to furnish said written price estimates to Tenant.

         (c) Upon receipt of Landlord's written price estimates for the leasehold improvements, Tenant agrees to promptly review said price estimates, to complete negotiations with Landlord for any price changes or adjustments therein, and by December 11, 1990, to return said price estimates and drawings with written approval to Landlord along with complete and final architectural and MEP working drawings to be issued for construction. In the event that said approved price estimates and drawings are not delivered to Landlord within seven (7) calendar day period, Tenant agrees that any such delay shall be a Tenant Delay. Each calendar day of such delay will correspond to one day of Tenant Delay.

         (d) Prior to completion of final Tenant architectural and MEP drawings, Tenant, through Tenant's architect and engineer, will prepare and produce "unit pricing" specifications and drawings and submit these to Landlord no later than November 12, 1990. Landlord will solicit bids from Innerspace and at least one (1) other qualified contractor on a unit price basis. Such bids will be due back to Landlord no later than November 19, 1990. Landlord will review the bids and provide a written summary with contractor recommendation to Tenant no later than November 21, 1990. Tenant shall review bid summary with Landlord and together will agree to award a contract to a general contractor no later than November 23, 1990. Demolition of the existing leasehold improvements will commence no later than three (3) calendar days after

                                  EXHIBIT "G"
                                  Page 2 of 3

                  a general contractor is selected and contract awarded. Construction of the new leasehold improvements will start within three (3) calendar days after Landlord has received from Tenant the complete "Issued For Construction" architectural and MEP drawings.

         (e) Tenant shall pay to Landlord additional rent for the purpose of reimbursing Landlord for additional expenses which may be incurred by Landlord, such as rescheduling, overtime, etc. resulting from a Tenant Delay. Upon delivery of the final approved price estimates and approved drawings and specifications to Landlord by Tenant, the total number of days of Tenant Delay shall be computed. The additional rent due shall be one (1) day's rent (based upon a thirty (30) day month) for each day of Tenant Delay or each day by which construction was delayed by Tenant Delay. Such additional rent shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoices therefor.

         (f) Tenant agrees to pay Landlord the actual cost of all such work in excess of the amounts specified in Paragraphs 25.A. and 25.B. of the Lease Contract within forty-five (45) days of receipt of each progress billing. Tenant shall pay Senterra Development Corporation a construction management fee equal to four percent (4%) of the actual cost of all work within thirty
                  (30) days of receipt of invoice. All past due amounts will bear interest from the date due until paid at the greatest applicable nonusurious interest rate permitted by law. If no usury statue shall apply, past due amount shall bear interest at a rate of two percent (2%) over prime per annum. Tenant agrees that any amounts billed under this Paragraph (f) shall be deemed payable as additional rent pursuant to the terms of the lease. Construction management as provided by Senterra Development Corporation shall include but not be limited to the following:

                  *    Hiring of all contractors

                  * Coordinating Tenant's architect, engineer and other design team members

                  *    Conducting all construction meetings

                  * Coordinating the 3800 Buffalo Speedway Building Manager's interface with the construction supervisors and other appropriate people

                  *    Process all field orders and change orders

                  *    Supervising the Punch List process

                  * Providing one (1) Project Manager, Mr. Don Kaiser, from job beginning to job completion , with Mr. George Stacy as back-up

                                  EXHIBIT "G"
                                  Page 3 of 3


                  * Coordinating the site activities of all Tenant contractors (telephone, computer, etc.)

                  * Coordinating with Tenant's movers and Tenant to facilitate a successful move-in

                  * Coordinating building access and elevator requirements for Tenant's move-in, to be confirmed in writing from Senterra after receipt of detailed move-in schedule from Tenant

                  AGREED AND ACCEPTED this the 20th day of November, 1990, as evidenced by execution below in multiple originals by Tenant and Landlord.

                             GREENWAY PLAZA, LTD., by its managing
                             partner, J/K - G/P #1, LTD., by its sole general partner, J/K Holdings, Inc.

                             By: /s/ Douglas W. Schnitzer
                                 -------------------------------------
                                 Douglas W. Schnitzer, President

                                                        LANDLORD

                             UNITED SAVINGS ASSOCIATION OF
                             THE SOUTHWEST FSB

                             By: /s/ Kenneth H. Thorn
                                 ------------------------------------
                                 Kenneth H. Thorn, President

                                                          TENANT

File 2494

                                   EXHIBIT "H"
                           GREENWAY PLAZA MASTER PLAN

                                      [MAP]

                                   EXHIBIT "I"
                                   Page 1 of 3

                          COMMONWEALTH-UNITED MORTGAGE

                                   [BUILDING]

                                  EXHIBIT "I"

                              3800 BUFFALO SPEEDWAY

                          COMMONWEALTH-UNITED MORTGAGE


                                     [SIGN]

                                   EXHIBIT "I"
                                   Page 3 of 3

                          COMMONWEALTH-UNITED MORTGAGE

                                   [BUILDING]

                                   EXHIBIT "J"
                                   Page 1 of 5

3800 BUFFALO SPEEDWAY BUILDING
Building Lobby/Garage Lobbies

FINISH MATERIALS SCHEDULE

1.       Gray marble wall panels, column cladding

2.       Gray marble floor pavers

3.       Beige stone planter cladding with gray marble accent inlays

4.       Broadloom carpet

5.       Landscaping

6.       Accent light fixtures

7.       Ceramic paver tiles

8.       Painted bollards, columns

                             EXHIBIT "J" Page 2 of 5

                                    [ATRIUM]

                                   EXHIBIT "J"
                                   Page 3 of 5

                                    [PICTURE]

                                   EXHIBIT "J"
                                   Page 4 of 5

                             [ENTRANCE TO BUILDING]

                                   EXHIBIT "J"
                                   Page 5 of 5

3800 BUFFALO SPEEDWAY BUILDING
Restroom Refurbishment

1.       Electrostatically paint all stalls
2.       Replace damaged or stained toilets or urinals
3.       Provide wall treatment (vinyl or zolatone)
4.       Replace faucets and fixtures
5.       Install furrdown and lights above mirror
6.       Replace broken or chipped mirrors
7.       Replace any broken floor tiles as required
8.       Paint ceiling
9.       Third (3rd) floor women's restroom to be extended as shown below:

                                  [FLOOR PLAN]

                                   EXHIBIT "K"

                           [SANUS EXPANSION OPTION #1]

                           [SANUS EXPANSION OPTION #2]

                                  [FLOOR PLAN]

                                   EXHIBIT "L"

__________________________, 1990

Untied Savings Association of the Southwest FSB
3800 Buffalo Speedway
Houston, Texas 77098

Attention:

Re:      Stairwell Use at 3800 Buffalo Speedway, Houston, Texas 77098

Gentlemen:

Greenway Plaza, Ltd. ("Landlord") under Lease Contract dated November 20, 1990 (the "Lease") agrees to permit employees of United Savings Association of the Southwest FSB to use the stairwells in the building known as 3800 Buffalo Speedway for access between floors three (3), four (4) and five (5) upon the following conditions:

         (1) Except in the case of an emergency, only the direct employees of the above named company are permitted to use the stairwells.

         (2)      No smoking, eating or drinking in the stairwells.

         (3)      Proper shoes must be worn at all times when using the stairs.

         (4) No loitering or congregating in the stairwells or the landings.

         (5) Any damage to property or injury to persons in the stairwells shall be reported to the supervisor and the building manager's office at once.

         (6) The stairwells shall not be used for the movement or transporting of any goods and materials including but not limited to furniture, boxes or supplies.

         (7) The entry doors to the stairwells shall be closed and latched at all times. Tampering with locks and latches is prohibited.

         (8) No signs, placards, notices, pictures or displays of any type are permitted in the stairwells or on the entry doors without the prior written approval of Landlord.

         (9) Any burned out or damaged lights in the stairwells shall be promptly reported to the building manager's office.

         (10) No remodeling, alteration or improvement to the stairwells is to be undertakes without Landlord's prior written consent.

         (11) Paragraph 9 of the Lease shall apply to the stairwells in addition to the "Leased Premises".

         (12) Landlord reserves the right to withdraw permission to use the stairwells at any time by delivery of notice as provided in the Lease. Landlord agrees not to exercise this right in an arbitrary or capricious manner.

                             Yours truly,

                             GREENWAY PLAZA, LTD., by its managing
                             partner, J/K - G/P #1, LTD., by its sole general partner, J/K Holdings, Inc.

                             By: /s/ Douglas W. Schnitzer
                                 --------------------------------
                                 Douglas W. Schnitzer, President

                                                                LANDLORD

ACCEPTED:

UNITED SAVINGS ASSOCIATION OF
THE SOUTHWEST FSB

By: /s/ Kenneth H. Thorn
    --------------------------------
    Kenneth H. Thorn, President